SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2008

 SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	32-0028823
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of New Director

On March 13, 2008, Mr. Zhicheng Zhou was elected to the position of Director of the Company. Mr. Zhou served as our Chief Operating Officer since October 19, 2006. Previously, Mr. Zhou served as the director and General Manager of Beijing Chenguang Gas Co., Ltd. from late 2002 to 2007. Prior to that, Mr. Zhou served as the Associate General Manager and later General Manager of Beijing Zhong Ran Xiang Ke Petroleum and Oil Technology Co., Ltd. between 2001 and 2002. Mr. Zhou graduated from Tianjin Finance University and holds a master's  degree in Finance.

As a Director, Mr. Zhou is not entitled to extra compensation other than his compensation as Chief Operating Officer which was disclosed in Company’s registration statement on Form SB-2/A filed with the Securities and Exchange Commission on January 22, 2008 (Registration No. 333-147998).

Pursuant to Item 404(a) of Regulation S-B, Mr. Zhou has the following related transaction with the Company. On January 15, 2007, The Company acquired 100% equity interest of Beijing Chenguang Gas Ltd., Co. for a purchase price of 26,000,000 RMB (or approximately USD3.35 million) in cash. Mr. Zhicheng Zhou was one of the selling shareholders of Beijng Chenguang. Mr. Zhou owned 30% of the Beijing Chenguang stock immediately prior to the signing of the Beijing Chenguang Agreement. Mr. Zhou is also a shareholder and legal representative of another selling shareholder, Beijing Chenguang Weizhong Management Technology Consulting Ltd., Co., which owned 10% of the Beijing Chenguang stock immediately prior to the signing of the agreement. Mr. Zhicheng Zhou, as the company’s Chief Operating Officer at the time, was not instrumental with the acquisition of Chenguang on behalf of the Company. The acquisition decision was made by the Board of Directors, of which Mr. Zhou was not a Director back then. The decision to purchase Beijing Chenguang was made before Mr. Zhou joined the company.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: March 14, 2008	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer

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